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                                                                   Exhibit 10.59


                           PURCHASE AND SALE AGREEMENT

                                     between

                               PSNH FUNDING LLC 2

                                     Issuer

                                       and

                     PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

                                     Seller

                          Dated as of January 30, 2002


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         This PURCHASE AND SALE AGREEMENT, dated as of January 30, 2002, is between PSNH Funding LLC 2, a Delaware limited liability company (the "Issuer"), and Public Service Company of New Hampshire, a New Hampshire corporation (together with its successors in interest to the extent permitted hereunder, the "Seller").

                                    RECITALS

         WHEREAS, the Issuer desires to purchase the RRB Property (as defined herein) created pursuant to the Statute and the Finance Order (each as defined herein); and

         WHEREAS, the Seller is willing to sell the RRB Property to the Issuer.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Administration Agreement" means the Administration Agreement dated as of the date hereof between Public Service Company of New Hampshire, as Administrator, and the Issuer, as amended and supplemented from time to time.

         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Purchase and Sale Agreement, as amended and supplemented from time to time.

         "Authorized Officer" means an officer of the Seller listed on the list of Authorized Officers delivered by the Seller to the Trustee on the date of issuance of the Bonds (as such list may be modified or supplemented by the Seller from time to time).

         "Back-Up Security Interest" has the meaning specified in Section 2.01.

         "Basic Documents" means, collectively, this Agreement, the Indenture, the Servicing Agreement, the Administration Agreement, the Underwriting Agreement and the Fee and Indemnity Agreement.

         "Bondholder" or "Holder" means the Person in whose name a Bond is registered on the Register.

         "Bonds" means the PSNH Funding LLC 2 Bonds issued under the Indenture.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Hartford, Connecticut, Manchester, New Hampshire or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

         "Capital Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.


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         "Closing Date" means January 30, 2002.

         "Collection Account" has the meaning specified in Section 8.02(a) of the Indenture.

         "Corporate Trust Office" has the meaning specified in Section 1.01(a) of the Indenture.

         "Date of Breach" means, with respect to the repurchase obligation specified in Section 5.01(b), the date of a breach of a representation or warranty that triggers such repurchase obligation.

         "Fee and Indemnity Agreement" means the Fee and Indemnity Agreement dated as of the date hereof between the Issuer and the Trustee, as amended and supplemented from time to time.

         "Finance Order" means the order of the NHPUC, DE 01-089, issued on December 6, 2001 (Order No. 23,859).

         "Fitch" means Fitch, Inc. or its successor.

         "Indemnified Person" has the meaning specified in Section 5.01(c),
Section 5.01(d), Section 5.01(e) or in Section 5.01(h), for the purposes set forth therein.

         "Indenture" means the Indenture dated as of the date hereof between the Issuer and the Trustee, as amended and supplemented from time to time.

         "Independent" has the meaning specified in Section 1.01(a) of the Indenture.

         "Interest Reserve Subaccount" has the meaning specified in Section 8.02(a) of the Indenture.

         "Issuance Advice Letter" means the initial Issuance Advice Letter, dated January 25, 2002, filed with the NHPUC by the Seller pursuant to the Finance Order.

         "Issuance Date" has the meaning specified in Section 2.01(c)(i) of the Indenture.

         "Issuer" has the meaning set forth in the preamble of this Agreement.

         "Lien" means a security interest, lien, charge, pledge or encumbrance of any kind.

         "Losses" has the meaning specified in Section 5.01(e).

         "Moody's" means Moody's Investors Service, Inc. or its successor.

         "NHPUC" means the New Hampshire Public Utilities Commission and any successor thereto.

         "NHPUC Regulations" has the meaning specified in Section 1.01 of the Servicing Agreement.

         "Officer's Certificate" means a certificate signed by the chairman of the board, the chief executive officer, the president, the vice chairman of the board, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary, the controller or the finance manager of the Seller.

         "Operating Expense" has the meaning specified in Section 1.01(a) of the Indenture.

         "Opinion of Counsel" means one or more written opinions of counsel who may be an employee of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel.

         "Outstanding Amount" has the meaning specified in Section 1.01(a) of the Indenture.

         "Overcollateralization Subaccount" has the meaning specified in Section 8.02(a)


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of the Indenture.

         "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Prospectus" means the prospectus dated January 16, 2002 offering the Bonds.

         "Rating Agencies" means, collectively, S&P, Moody's and Fitch.

         "Register" has the meaning specified in Section 2.05 of the Indenture.

         "Repurchase Date" means the date that is five Business Days after the date that is (i) if the terms of Section 5.01(b)(i)(A) and Section 5.01(b)(i)(B)(2) are applicable, two Business Days after the Date of Breach if the Seller fails to make the deposit required by Section 5.01(b)(i)(B)(2) or 90 days after the Date of Breach if the Seller makes the deposit required by
Section 5.01(b)(i)(B)(2); (ii) if the terms of Section 5.01(b)(ii) are applicable, 90 days after the Date of Breach; and (iii) if the terms of Section 5.01(b)(i)(A) and Section 5.01(b)(i)(B)(1) are applicable, 90 days after the Date of Breach.

         "Repurchase Price" has the meaning specified in Section 5.01(b)(i).

         "Required Capital Level" has the meaning specified in Section 1.01(a) of the Indenture.

         "Required Interest Reserve Level" has the meaning specified in Section 1.01(a) of the Indenture.

         "Required Overcollateralization Level" has the meaning specified in
Section 1.01(a) of the Indenture.

         "RRB Charge" means the portion (which may become all) of the Seller's "stranded cost recovery charge" designated pursuant to the Finance Order and RSA 369-B:2, XIII as the RRB Charge, as the same may be adjusted from time to time as provided in the Finance Order.

         "RRB Charge Collections" has the meaning specified in Section 1.01 of the Servicing Agreement.

         "RRB Property" means the RRB Property that exists under Approval Nos. 20 to 22 of the Finance Order.

         "RSA" means New Hampshire Revised Statutes Annotated.

         "Seller" has the meaning set forth in the preamble of this Agreement.

         "Servicer Default" means an event specified in Section 7.01 of the Servicing Agreement.

         "Servicing Agreement" means the Servicing Agreement dated as of the date hereof between Public Service Company of New Hampshire, as Servicer, and the Issuer, as amended and supplemented from time to time.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or its successor.

         "State Treasurer" means the Treasurer of the State of New Hampshire.

         "Statute" means RSA Chapter 369-B.

         "Trustee" means the Person acting as trustee under the Indenture.

         "Underwriting Agreement" means the Underwriting Agreement dated as of January 16, 2002 among Public Service Company of New Hampshire, the Issuer and the


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underwriters named therein.

         Section 1.02. Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.


                                    ARTICLE 2

                           CONVEYANCE OF RRB PROPERTY

         Section 2.01. Conveyance of RRB Property. In consideration of the Issuer's delivery to or upon the order of the Seller of $49,385,134, the Seller does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Issuer, WITHOUT RECOURSE OR WARRANTY, except as specifically set forth herein, all right, title and interest of the Seller in and to the RRB Property (such sale, transfer, assignment, setting over and conveyance of the RRB Property includes, to the fullest extent permitted by the Statute, the assignment of all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge pursuant to the Finance Order) and copies of all books and records related thereto. Such sale, transfer, assignment, setting over and conveyance is hereby expressly stated to be a sale and, pursuant to RSA 369-B:6, V, shall be treated as an absolute transfer of all of the Seller's right, title and interest in (as in a true sale), and not as a pledge or other financing of, the RRB Property. If such sale, transfer, assignment, setting over and conveyance is held by any court of competent jurisdiction not to be a true sale as provided in RSA 369-B:6, V, then such sale, transfer, assignment, setting over and conveyance shall be treated as the creation of a security interest in the RRB Property and, without prejudice to its position that it has absolutely transferred all of its rights in the RRB Property to the Issuer, the Seller hereby grants to the Issuer a security interest in the RRB Property (including, to the fullest extent permitted by the Statute, all revenues, collections, claims, payments, money or proceeds of or arising from the RRB Charge pursuant to the Finance Order) to secure a payment obligation incurred by the Seller in respect of the amount paid by the Issuer to the Seller pursuant to this Agreement (the "Back-Up Security Interest"). Such sale, transfer, assignment, setting over and conveyance of the RRB Property includes the right to use the Seller's computer software system to access and create copies of all books and records related to the RRB Property.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER


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         Subject to Section 3.09 hereof, the Seller makes the following representations and warranties, as of the Closing Date, on which the Issuer has relied in acquiring the RRB Property.

         Section 3.01. Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of New Hampshire, with the requisite corporate power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate power and authority to own the RRB Property.

         Section 3.02. Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues or properties).

         Section 3.03. Power and Authority. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller.

         Section 3.04. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors' or secured parties' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

         Section 3.05. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not:
(i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of organization or by-laws of the Seller, or any material indenture, agreement or other instrument to which the Seller is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of the Seller's properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to RSA 369-B:7, VIII); or (iii) violate any existing law or any existing order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         Section 3.06. No Proceedings. There are no proceedings pending and, to the Seller's knowledge, there are no proceedings threatened and, to the Seller's knowledge, there are no investigations pending or threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties involving or relating to the Seller or the Issuer


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or, to the Seller's knowledge, any other Person: (i) asserting the invalidity of this Agreement, any of the other Basic Documents, the Bonds, the Statute or the Finance Order, (ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Bonds or (iv) seeking to adversely affect the federal or state income tax classification of the Bonds as debt.

         Section 3.07. Approvals. No approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement and post closing filings required in connection therewith.

         Section 3.08. The RRB Property.

                  (a) Title. It is the intention of the parties hereto that the transfer and assignment herein contemplated constitute a sale of the RRB Property from the Seller to the Issuer and that no interest in, or title to, the RRB Property shall be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No portion of the RRB Property has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. On the Closing Date, immediately upon the sale hereunder, the Seller has transferred, sold and conveyed the RRB Property to the Issuer, free and clear of all Liens (including the Lien of the Seller's first mortgage indenture but excluding any Lien created pursuant to RSA 369-B:7, VIII and any Lien that may be granted under the Basic Documents), and pursuant to RSA 369-B:6, V such transfer shall be treated as an absolute transfer of all of the Seller's right, title and interest (as in a true sale), and not as a pledge or other financing of, the RRB Property.

                  (b) Transfer Filings. On the Closing Date, immediately upon the sale hereunder, the RRB Property has been validly transferred and sold to the Issuer, the Issuer shall own all such RRB Property free and clear of all Liens (including the Lien of the Seller's first mortgage indenture but excluding any Lien created pursuant to RSA 369-B:7, VIII and any Lien that may be granted under the Basic Documents) and all filings to be made by the Seller (including filings with the NHPUC under the Statute) necessary in any jurisdiction to give the Issuer a valid first priority perfected ownership interest and to grant to the Trustee a first priority perfected security interest (subject to any Lien created pursuant to RSA 369-B:7, VIII and any Lien that may be granted under the Basic Documents) in the RRB Property have been made. No further action is required to maintain the Issuer's first priority perfected ownership interest or the Trustee's first priority perfected security interest (subject to any Lien created pursuant to RSA 369-B:7, VIII and any Lien that may be granted under the Basic Documents). Filings have also been made to the extent required by applicable law in any jurisdiction


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to perfect the Back-Up Security Interest granted by the Seller to the Issuer
(subject to any Lien created pursuant to RSA 369-B:7, VIII and any Lien that may be granted under the Basic Documents).

                  (c) Finance Order and Issuance Advice Letter; Other Approvals. On the Closing Date, under the laws of the State of New Hampshire and the United States in effect on the Closing Date, (i) the Finance Order pursuant to which the RRB Property has been created is in full force and effect; (ii) the Bondholders are entitled to the protections of the Statute and, accordingly, the Finance Order is not revocable by the Commission; (iii) the State of New Hampshire may neither limit nor alter the RRB Charge, RRB Property, the Finance Order and all rights thereunder, in a manner that would substantially impair the rights of Bondholders, absent a demonstration that an impairment is narrowly-tailored and is necessary to advance an important public interest, such as responding to a "great public calamity," until the Bonds, together with accrued interest, are fully met and discharged; provided that the State of New Hampshire is not precluded from such limitation or alteration if and when adequate provision is made by law for the protection of the Issuer, the Bondholders and the Trustee; (iv) except for periodic adjustments to the RRB Charge required under the Statute, the NHPUC does not have authority, either by rescinding, altering or amending the Finance Order or otherwise, to revalue or revise for ratemaking purposes the stranded costs or the costs of providing, recovering, financing or refinancing the stranded costs, to determine that the RRB Charge is unjust or unreasonable or in any way to reduce or impair the value of RRB Property either directly or indirectly by taking the RRB Charge into account when setting other rates for the Seller; nor are the amount of revenues arising with respect thereto subject to reduction, impairment, postponement or termination; (v) the process by which the Finance Order was adopted and approved, and the Finance Order and Issuance Advice Letter themselves, comply with all applicable laws, rules and regulations; (vi) the Issuance Advice Letter has been filed in accordance with the Finance Order; (vii) no other approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or sale of the RRB Property, except those that have been obtained or made and post closing filings required in connection therewith and those that the Seller, in its capacity as Servicer under the Servicing Agreement, is required to make in the future pursuant to the Servicing Agreement; and (viii) the State of New Hampshire, in the exercise of its executive or legislative powers, may not repeal or amend the Statute or the Finance Order, or take any action in contravention of the pledge by the State of New Hampshire in RSA 369-B:6, II, without paying just compensation to the Bondholders, as determined by a court of competent jurisdiction, if this action would constitute a permanent appropriation of a substantial property interest of Bondholders in the RRB Property and deprive the Bondholders of their reasonable expectations arising from their investments in the Bonds.

                  (d) Assumptions. On the Closing Date, based upon the information available to the Seller on the Closing Date, the assumptions used in calculating the initial RRB Charge are reasonable and are made in good faith. Notwithstanding the foregoing, the Seller makes no representation or warranty that the assumptions used in calculating


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such RRB Charge will in fact be realized.

                  (e) Creation of RRB Property. Upon the effectiveness of the Finance Order and the Issuance Advice Letter: (i) all of the RRB Property constitutes an existing property right; (ii) the RRB Property includes the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the RRB Charge, as adjusted from time to time pursuant to the Finance Order, and all rights to obtain adjustments to the RRB Charge pursuant to the Finance Order; and (iii) subject to the cap on the Seller's "stranded cost recovery charge" set forth in the Statute and the Finance Order, the owner of the RRB Property is legally entitled to collect payments in respect of the RRB Charge in the aggregate sufficient to pay the interest on and principal of the Bonds, to pay the fees and expenses of servicing the Bonds, to replenish the Capital Subaccount to the Required Capital Level and to fund the Overcollateralization Subaccount to the Required Overcollateralization Level, to fund the Interest Reserve Subaccount to the Required Interest Reserve Level and to enforce all other material rights conferred in the Finance Order and the Statute until the earlier of the eighth anniversary of the issuance of the Bonds and the date on which the Bonds are paid in full. Notwithstanding the foregoing, the Seller makes no representation or warranty that any amounts actually collected in respect of the RRB Charge will in fact be sufficient to meet payment obligations with respect to the Bonds (other than as provided in the Finance Order with respect to other components of the "stranded cost recovery charge" (as defined in the Statute)).

                  (f) Prospectus. As of the date hereof, the information describing the Seller under the caption "The Seller and Servicer" in the Prospectus is correct in all material respects.

         Section 3.09. Limitations on Representations and Warranties. Notwithstanding any other provisions of this Agreement, the Seller will not be in breach of any representation or warranty as a result of a change in law by means of a legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition. Notwithstanding anything to the contrary in this Agreement, the Seller makes no representation or warranty that any amounts actually collected in respect of the RRB Charge will in fact be sufficient to meet payment obligations with respect to the Bonds or that the assumptions used in calculating the RRB Charge will in fact be realized nor shall the Seller be obligated to reduce, or accept a reduction of, any rates or charges to which it would otherwise be entitled in respect of services rendered or to be rendered to customers in order to permit the payment of the RRB Charge (other than as provided in the Finance Order with respect to other components of the "stranded cost recovery charge" (as defined in the Statute)).


                                    ARTICLE 4

                             COVENANTS OF THE SELLER

         Section 4.01. Corporate Existence. So long as any of the Bonds are outstanding, the Seller (a) will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such


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jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Basic Documents to which the Seller is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

         Section 4.02. No Liens. Except for the conveyances hereunder or any Lien under RSA 369-B:7, VIII, the Seller will not sell, pledge, assign or transfer, or grant, create, or incur any Lien on, any of the RRB Property, or any interest therein, and the Seller shall defend the right, title and interest of the Issuer and the Trustee in, to and under the RRB Property against all claims of third parties claiming through or under the Seller. Public Service Company of New Hampshire, in its capacity as Seller, will not at any time assert any Lien against, or with respect to, any of the RRB Property.

         Section 4.03. Delivery of Collections. If the Seller receives any payments in respect of the RRB Charge or the proceeds thereof when it is not acting as the Servicer, the Seller agrees to pay to the Servicer all payments received by it in respect thereof as soon as practicable after receipt thereof by it.

         Section 4.04. Notice of Liens. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any of the RRB Property, other than the conveyances hereunder, any Lien under the Basic Documents or any Lien under RSA 369-B:7, VIII.

         Section 4.05. Compliance with Law. The Seller hereby agrees to comply with its organizational and governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to it, except to the extent that failure to so comply would not adversely affect the Issuer's or the Trustee's interests in the RRB Property or under any of the other Basic Documents to which the Seller is party or the Seller's performance of its obligations hereunder or under any of the other Basic Documents to which it is party.

         Section 4.06. Covenants Related to Bonds and RRB Property.

                  (a) So long as any of the Bonds are outstanding, the Seller shall treat the Bonds as debt of the Issuer and not of the Seller, except for financial accounting or tax reporting purposes.

                  (b) So long as any of the Bonds are outstanding, the Seller shall indicate in its financial statements that it is not the owner of the RRB Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer).

                  (c) So long as any of the Bonds are outstanding, the Seller shall disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles.

                  (d) So long as any of the Bonds are outstanding, the Seller shall not own or purchase any Bonds.

                  (e) The Seller agrees that, upon the sale by the Seller of the RRB Property to the Issuer pursuant to this Agreement, (i) to the fullest extent permitted by law, including the Statute and applicable NHPUC Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the RRB Property, including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and


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remedies to collect any amounts payable by any customer or third party supplier in respect of the RRB Property, notwithstanding any objection or direction to the contrary by the Seller and (ii) any payment by any customer or third party supplier to the Issuer shall discharge such customer's or third party supplier's obligations in respect of the RRB Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

                  (f) So long as any of the Bonds are outstanding, (i) (A) the Seller shall affirmatively certify and confirm that it has sold the RRB Property to the Issuer (other than for financial accounting or tax reporting purposes), and (B) the Seller shall not make any statement or reference in respect of the RRB Property that is inconsistent with the ownership thereof by the Issuer (other than for financial accounting or tax reporting purposes), and (ii) the Seller shall not take any action in respect of the RRB Property except solely in its capacity as the Servicer thereof pursuant to the Servicing Agreement or as otherwise contemplated by the Basic Documents.

         Section 4.07. Protection of Title. The Seller shall execute and file such filings, including filings with the NHPUC pursuant to the Statute and Uniform Commercial Code filings, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership or security interest of the Issuer and the Trustee in the RRB Property and the Back-Up Security Interest, including all filings required under the Statute and the applicable Uniform Commercial Code relating to the transfer of the ownership or security interest in the RRB Property by the Seller to the Issuer and the granting of a security interest in the RRB Property by the Issuer to the Trustee and the Back-Up Security Interest and the continued perfection of such ownership or security interest. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel performance by the NHPUC or the State of New Hampshire of any of their obligations or duties under the Statute or the Finance Order, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the Issuer, the Bondholders, the Trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III or (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute, the Finance Order, any Advice Letter (as defined in the Indenture), the Settlement Agreement (as defined in the Finance Order) (to the extent it adversely affects the rights of Bondholders or the validity or value of the RRB Property) or the rights of Bondholders by executive action, legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the Bondholders. If the Servicer performs its obligations under Section 5.02(d) of the Servicing Agreement in all respects, such performance shall be deemed to constitute performance of the Seller's obligations pursuant to clause (ii) of the immediately preceding sentence. In such event, the Seller agrees to assist the Servicer as reasonably necessary to perform its obligations under Section 5.02(d) of the Servicing Agreement in all respects. The costs of any such actions or proceedings shall be payable from RRB Charge Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture. The Seller's obligations pursuant to this Section 4.07 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02(d) of the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligations hereunder).

         Section 4.08. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the NHPUC's right to order the sequestration and payment of revenues arising with respect to the RRB Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the Seller pursuant to RSA 369-B:7, V or RSA 369-B:7, VIII, the Seller shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

         Section 4.09. Taxes.

                  (a) So long as any of the Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the RRB Property; provided that no such tax need be paid if the Seller or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                  (b) The Seller represents, warrants and covenants that any New Hampshire income taxes, including without limitation the New Hampshire Business Profits Tax imposed under the provisions of New Hampshire RSA Chapter 77-A (taking into account credits in respect of the New Hampshire Business Enterprise Tax imposed under RSA Chapter 77-E), associated with the Issuer will be allocated to, and paid by, the Seller in accordance with the Amended and Restated NU Tax Allocation Agreement, dated as of January 1, 1990, as amended (the "NU Tax Sharing Agreement"), and that the applicable provisions of the NU Tax Sharing Agreement, which currently provide for such treatment by their reliance on federal income tax principles in allocating state income tax liabilities, shall not be amended or modified by the Seller in contravention of this Section 4.09(b) for so long as the Bonds are outstanding.

         Section 4.10. Additional Sales of RRB Property. So long as any of the Bonds are outstanding, the Seller shall not sell any RRB property (as defined in the Statute) to secure another issuance of rate reduction bonds (as defined in the Statute) if it would cause the then existing ratings on any class of Bonds from the Rating Agencies to be withdrawn or downgraded.

         Section 4.11. Issuance Advice Letter. The Seller hereby agrees not to withdraw the filing of the Issuance Advice Letter with the NHPUC.

         Section 4.12. Maintenance of Working Papers. So long as any of the Bonds are outstanding, the Seller shall keep and maintain any and all working papers, reports and other documents used by the firm of Independent certified public accountants in the preparation of its letters delivered on the Issuance Date pursuant to Section 2.10(g) of the Indenture and Section 6(h) of the Underwriting Agreement.


                                    ARTICLE 5

                                   THE SELLER

         Section 5.01. Liability of Seller; Indemnities.

                  (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (b) (i) In the event of a breach by the Seller of any representation and warranty specified in Sections 3.08(c) or 3.08(e) that has a material adverse effect on the Bondholders, the Seller shall repurchase the RRB Property from the Issuer at a purchase price equal to the then outstanding principal amount of the Bonds and all accrued and unpaid interest thereon, excluding any premium or penalty of any kind (the "Repurchase Price"), as of the Repurchase Date; provided, however, that the Seller shall not be obligated to repurchase the RRB Property if (A) within 90 days after the Date of Breach such breach is cured or the Seller takes remedial action such that there is not and will not be a material adverse effect on the Bondholders as a result of such breach and (B) either (1) if the Seller had, immediately prior to the Date of Breach, a long term debt rating of at least "A3" by Moody's and "BBB" or the equivalent by S&P or Fitch, and the Seller enters into a binding agreement with the Issuer to pay any amounts necessary so that all interest payments due on the Bonds during such 90-day period will be paid in full, or (2) if the Seller does not have such long term debt ratings, the Seller deposits, within two Business Days after the Date of Breach, an amount in escrow with the Trustee sufficient, taking into account amounts on deposit in the Collection Account which will be available for such purpose, to pay all interest payments which will become due on the Bonds during such 90-day period.

                           (ii) In the event of a breach by the Seller of any
representation and warranty specified in Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.08(a) or 3.08(b) that has a material adverse effect on the Bondholders, if within 90 days after the Date of Breach such breach has not been cured or the Seller has not taken remedial action such that there is not and will not be a material adverse effect on the Bondholders as a result of such breach, then the Seller shall repurchase the RRB Property from the Issuer for the Repurchase Price on the Repurchase Date.

                           (iii) Notwithstanding any other provision of this
Agreement,
upon the payment by the Seller of the Repurchase Price pursuant to this Section 5.01(b), neither the Issuer nor any other Person shall have any other claims, rights or remedies against the Seller under, arising from or with respect to this Agreement, except as set forth in Section 5.01(h).

                  (c) Subject to Section 5.01(i), the Seller shall indemnify the Issuer, the Trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and the Bondholders (each an "Indemnified Person" for purposes of this Section 5.01(c) and Section 5.01(i)) for, and defend and hold harmless each such Indemnified Person from and against, any and all taxes (other than taxes imposed on Bondholders solely as a result of their ownership of Bonds) that may at any time be imposed on or asserted against any such Person under existing law as of the Closing Date as a result of the sale of the RRB Property to the Issuer, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes; provided, however, that the Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(c) solely through a cause of action brought for their benefit by the Trustee.

                  (d) Subject to Section 5.01(i), the Seller shall indemnify the Issuer, the Trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and the Bondholders (each an "Indemnified Person" for purposes of this Section 5.01(d) and Section 5.01(i)) for, and defend and hold harmless each such Indemnified Person from and against, any and all taxes that may be imposed on or asserted against any such Indemnified Person under existing law as of the Closing Date as a result of the issuance and sale by the Issuer of the Bonds, or the other transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes; provided, however, that the Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(d) solely through a cause of action brought for their benefit by the Trustee. The Seller shall be reimbursed for any payments under this Section 5.01(d) from RRB Charge Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture.

                  (e) Subject to Section 5.01(i), the Seller shall indemnify the Issuer and the Bondholders (each an "Indemnified Person" for purposes of this Section 5.01(e) and Section 5.01(i)) for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, actions, suits, claims, damages, payments, costs or expenses of any kind whatsoever (collectively, "Losses") that may be imposed on, incurred by or asserted against each such Indemnified Person as a result of (i) the Seller's willful misconduct or negligence in the performance of its duties or observance of its covenants under this Agreement, or (ii) the Seller's breach in any material respect of any of its representations and warranties contained in this Agreement (other than the representations and warranties specified in Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.08(a), 3.08(b), 3.08(c) or 3.08(e), the breach of which are subject to the repurchase obligation set forth in Section 5.01(b)), except in the case of both clauses (i) and (ii) to the extent of Losses either resulting from the willful misconduct or gross negligence of such Indemnified Person or resulting from a breach of a representation and warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller's breach; provided, however, that the Bondholders shall be entitled to enforce their rights against the Seller under this indemnification solely through a cause of action brought for their benefit by the Trustee; provided, further, that the Seller may, at its election and in full satisfaction of its obligations under this Section 5.01(e), repurchase the RRB Property at the Repurchase Price, in which case neither the Issuer nor any other Person shall have any other claims, rights or remedies against the Seller under, arising from or with respect to this Agreement, except as set forth in Section 5.01(h).

                  (f) Indemnification under Sections 5.01(c), 5.01(d), 5.01(e) and 5.01(h) shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys' fees and expenses), except as otherwise provided in this Agreement.

                  (g) Without prejudice to any of the other rights of the parties, the Seller will not be in breach of any representation or warranty as a result of a change in law by means of a legislative enactment or constitutional amendment or (if such means become available in the future) referendum or initiative petition. Notwithstanding anything to the contrary in this Agreement, the Seller makes no representation or warranty that any amounts actually collected in respect of the RRB Charge will in fact be sufficient to meet payment obligations with respect to the Bonds or that the assumptions used in calculating the RRB Charge will in fact be realized nor shall the Seller be obligated to reduce, or accept a reduction of, any rates or charges to which it would otherwise be entitled in respect of services rendered or to be rendered to customers in order to permit the payment of the RRB Charge (other than as provided in the Finance Order with respect to other components of the "stranded cost recovery charge" (as defined in the Statute)).

                  (h) Subject to Section 5.01(i), the Seller shall indemnify and hold harmless the Trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and any of their respective affiliates, officials, officers, directors, employees, consultants, counsel and agents (each an "Indemnified Person" for purposes of this Section 5.01(h) and Section 5.01(i)) against any and all Losses incurred by any of such Indemnified Persons as a result of (i) the Seller's willful misconduct or negligence in the performance of its duties or observance of its covenants under this Agreement or
(ii) the Seller's breach in any material respect of any of its representations and warranties contained in this Agreement, except in the case of both clauses
(i) and (ii) to the extent of Losses either resulting from the willful misconduct or gross negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Seller's breach.

                  (i) The Seller shall not be required to indemnify any Indemnified Person under Sections 5.01(c), 5.01(d), 5.01(e) or 5.01(h) for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of the Seller, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Seller under this
Section 5.01, notify the Seller in writing of such involvement. Failure by an Indemnified Person to so notify the Seller shall relieve the Seller from the obligation to indemnify and hold harmless such Indemnified Person under this
Section 5.01 only to the extent that the Seller suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this
Section 5.01, the Seller shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Seller of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Seller shall be entitled to appoint counsel of the Seller's choice at the Seller's expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Seller under this Section 5.01 (in which case the Seller shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Seller's election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Seller shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Seller to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Seller and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, (iii) the Seller shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Seller shall authorize the Indemnified Person to employ separate counsel at the expense of the Seller. Notwithstanding the foregoing, the Seller shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons (in addition to local counsel). The Seller will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.01 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

                  (j) The remedies of the Issuer and the Bondholders provided in this Agreement are each such Person's sole and exclusive remedies against the Seller for breach of its representations and warranties in this Agreement.

         Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) that may result from any merger or consolidation to which the Seller shall be a party or (c) that may succeed to the properties and assets of the Seller substantially as a whole, which

Person in the case described in the foregoing clause (c) executes an agreement of assumption to perform every obligation of the Seller hereunder, shall be the successor to the Seller under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) if the Seller is the Servicer, no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Issuer and the Trustee an Officer's Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel stating that, in the opinion of such counsel (A) such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and
(B) either (1) all filings to be made by the Seller, including filings with the NHPUC pursuant to the Statute and filings under the applicable Uniform Commercial Code, have been executed and filed that are necessary to preserve and protect fully the interests of the Issuer and the Trustee in the RRB Property and reciting the details of such filings or (2) no such action shall be necessary to preserve and protect such interests and (iv) the Rating Agencies shall have received prior written notice of such transaction. When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section
5.02 and execution by such successor of an agreement of assumption to perform every obligation of the Seller hereunder, then upon satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from all of its obligations hereunder.

         Section 5.03. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder.


                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

         Section 6.01. Amendment. This Agreement may be amended by the Seller and the Issuer, with ten Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Trustee, but without the consent of any of the Bondholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that such action shall not, as evidenced by an Officer's Certificate delivered to the Issuer and the Trustee, adversely affect in any material respect the interests of any Bondholder.

         This Agreement may also be amended from time to time by the Seller and the Issuer, with ten Business Days' prior written notice given to the Rating Agencies and the prior written consent of the Trustee and the prior written consent of the Holders of Bonds evidencing not less than a majority of the Outstanding Amount of the Bonds affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders.

         It shall not be necessary for the consent of Bondholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 6.02. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid:

                  (a) if to the Seller, to

                           if prior to April 1, 2002:

                           1000 Elm Street
                           Manchester, NH 03101

                           if on or after April 1, 2002:

                           780 North Commercial Street
                           Manchester, NH 03101

                           Facsimile: (860) 665-5457
                           Telephone: (860) 665-3258
                           E-Mail: shoopra@nu.com (email)

                           with a copy to:

                           Public Service Company of New Hampshire
                           c/o Northeast Utilities Service Company
                           if by U.S. Mail:

                           P.O. Box 270
                           Hartford, CT 06141-0270

                           if by courier:

                           107 Selden Street
                           Berlin, CT  06037

                           Attention: Assistant Treasurer - Finance
                           Facsimile: (860) 665-5457
                           Telephone: (860) 665-3258
                           E-Mail: shoopra@nu.com


                  (b) if to the Issuer, to

                           PSNH Funding LLC 2
                           c/o Public Service Company of New Hampshire


                           if prior to April 1, 2002:

                           1000 Elm Street
                           Manchester, NH 03101

                           if on or after April 1, 2002:

                           780 North Commercial Street
                           Manchester, NH 03101

                           Facsimile: (860) 665-5457
                           Telephone: (860) 665-3258
                           E-Mail: shoopra@nu.com (email)

                           with a copy to:

                           Public Service Company of New Hampshire
                           c/o Northeast Utilities Service Company

                           if by U.S. Mail:

                           P.O. Box 270
                           Hartford, CT 06141-0270
                           if by courier:

                           107 Selden Street
                           Berlin, CT 06037

                           Attention: Assistant Treasurer - Finance
                           Facsimile: (860) 665-5457
                           Telephone: (860) 665-3258
                           E-Mail: shoopra@nu.com

                  (c) if to the Trustee, to

                           The Bank of New York
                           5 Penn Plaza
                           16th Floor
                           New York, New York 10001
                           Attention: ABS Unit
                           Facsimile: (212) 328-7623
                           Telephone: (212) 328-7549

                  (d) if to Moody's, to

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, NY 10007
                           Attention: ABS Monitoring Department
                           Facsimile: (212) 553-0573
                           Telephone: (212) 553-3686

                  (e) if to S&P, to

                           Standard & Poor's
                           55 Water Street, 41st Floor
                           New York, NY 10041
                           Attention: Asset Backed Surveillance Department
                           Facsimile: (212) 438-2664
                           Telephone: (212) 438-2000

                  (f) if to Fitch, to

                           Fitch, Inc.
                           One State Street Plaza
                           New York, NY 10004
                           Attention: ABS Surveillance
                           Facsimile: (212) 514-9879
                           Telephone: (212) 908-0500
                           E-mail: surv@fitchratings.com

                  (g) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 6.03. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by the Seller.

         Section 6.04. Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the Bondholders, the Trustee, the State of New Hampshire, the State Treasurer, agencies of the State of New Hampshire and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement, except that the Bondholders shall be entitled to enforce their rights against the Seller under this Agreement solely through a cause of action brought for their benefit by the Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the RRB Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 6.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 6.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 6.08. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Hampshire, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 6.09. Assignment to Trustee. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders of all right, title and interest of the Issuer in, to and under the RRB Property and the proceeds thereof and the mortgage, pledge, assignment of, and grant of a security interest by the Issuer to the Trustee in, any or all of the Issuer's rights and obligations hereunder to the Trustee.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        PSNH FUNDING LLC 2,
                                        Issuer


                                        By: /s/ Randy A. Shoop
                                            ------------------------------------
                                            Name:  Randy A. Shoop
                                            Title: President


                                        PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,
                                        Seller


                                        By: /s/ Randy A. Shoop
                                            ------------------------------------
                                            Name:  Randy A. Shoop
                                            Title: Assistant Treasurer - Finance





                                     -S-22-